M A C K - C A L I R E A L T Y C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President and Chief Financial Officer (908) 272-8000	Vice President, Marketing and Public Relations (908) 272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES SECOND QUARTER RESULTS

CRANFORD, NEW JERSEY – August 3, 2006 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2006.

Highlights of the quarter included:

–	Reported net income per diluted share of $0.43;

–	Reported funds from operations per diluted share of $0.95;

–	Completed Gale/Green transactions acquiring services company and interests in 28 office properties;

–	Acquired joint venture interests in seven-building suburban Boston office portfolio;

–	Sold only asset in Dutchess County, New York for $15.1 million; and

–	Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the second quarter 2006 equaled $26.6 million, or $0.43 per share, versus $36.0 million, or $0.58 per share, for the same quarter last year. For the six months ended June 30, 2006, net income available to common shareholders equaled $59.2 million, or $0.95 per share, versus $58.5 million, or $0.95 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2006 amounted to $74.4 million, or $0.95 per share, versus $71.4 million, or $0.94 per share, for the quarter ended June 30, 2005. For the six months ended June 30, 2006, FFO available to common shareholders amounted to $155.2 million, or $2.00 per share, versus $138.5 million, or $1.83 per share, for the same period last year.

Total revenues for the second quarter 2006 increased 19.6 percent to $194.3 million as compared to $162.4 million for the same quarter last year. For the six months ended June 30, 2006, total revenues amounted to $357.7 million, an increase of 13.7 percent over total revenues of $314.5 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 62,360,388 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,681,625 common operating partnership units outstanding as of June 30, 2006.

The Company had a total of 78,042,013 common shares/common units outstanding at June 30, 2006.

As of June 30, 2006, the Company had total indebtedness of approximately $2.4 billion, with a weighted average annual interest rate of 6.08 percent. The Company had a total market capitalization of $6 billion and a debt-to-undepreciated assets ratio of 43.8 percent at June 30, 2006. The Company had an interest coverage ratio of 3.2 times for the quarter ended June 30, 2006.

Mitchell E. Hersh, president and chief executive officer, commented, "During the second quarter, we strengthened and expanded our Northeast presence through our acquisitions of The Gale Real Estate Services Company and interests in a suburban Boston portfolio. We look forward to capitalizing on the growth opportunities resulting from these transactions. We were also able to profitably exit a non-core market with the sale of our sole Dutchess County, New York asset.”

The following is a summary of the Company’s recent transactions:

ACQUISITIONS

On May 9, the Company completed the Gale/Green acquisitions which consisted of:

–

The Gale Company and related businesses, which specialize in construction, property management, leasing and facilities management services, for an initial purchase price of $22 million (subject to earn-out provisions for up to an additional $18 million);

–	Three office properties, aggregating 518,257 square feet and located in Parsippany, Ridgefield Park and Edison, New Jersey for approximately $106 million; and

–	Indirect interests in a portfolio of 25 office properties, aggregating 3.5 million square feet, primarily located in New Jersey, for approximately $116 million.

As part of the Gale transactions, the Company completed the acquisitions of interests in six land/development projects in New Jersey, and an interest in a 530,000 square-foot mixed-use, office/retail complex in Plainsboro, New Jersey for a total investment of approximately $18 million.

On June 1, the Company, through a joint venture with JPMorgan Chase’s Special Situation Property Fund and Gale International, acquired an interest in a seven-building class A office portfolio aggregating 667,000 square feet, located in the Boston suburbs. Mack-Cali acquired its interest in the portfolio for approximately $5.2 million. The Special Situation Property Fund owns 70 percent of the venture acquiring the properties, with an entity between Mack-Cali and Gale International owning the other 30 percent. Mack-Cali owns 83.3 percent in the Mack-Cali/Gale International entity. Mack-Cali and Gale International are providing management, leasing and construction services for the portfolio.

More recently, on July 31, the Company acquired 395 West Passaic Street, a four-story, 100,589 square-foot, class A office building, located in Rochelle Park, New Jersey for approximately $21 million.

PROPERTY SALES

In June, the Company sold 300 Westage Business Center Drive, a 118,727 square-foot class A office building in Fishkill, New York, for $15.1 million. The 85.3 percent leased building was the Company’s only asset in Dutchess County.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the second quarter 2006, which was paid on July 17, 2006 to shareholders of record as of July 6, 2006.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2006 through July 14, 2006. The dividend was paid on July 17, 2006 to shareholders of record as of July 6, 2006.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90.7 percent leased at June 30, 2006, as compared to 90.4 percent at March 31, 2006.

For the quarter ended June 30, 2006, the Company executed 167 leases totaling 1,204,609 square feet, consisting of 881,513 square feet of office space and 323,096 square feet of office/flex space. Of these totals, 459,758 square feet were for new leases and 744,851 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

–

JPMorgan Chase Bank, NA, a global financial services firm, renewed its lease of 68,766 square feet for three years at 300 Tice Boulevard. The 230,000 square-foot office building, located in Woodcliff Lake, New Jersey, is 100 percent leased.

–

Syncsort Incorporated, a developer of business intelligence and data warehousing software, signed a 10-year renewal for 69,243 square feet at 50 Tice Boulevard in Woodcliff Lake, New Jersey. The 235,000 square-foot office building is 100 percent leased.

–

Mobile communications services provider Omnipoint Communications Inc., doing business as T-Mobile, signed a new lease for 48,875 square feet at 4 Campus Drive in Parsippany, New Jersey. The lease carries a term of eight years. 4 Campus Drive, located in the Mack-Cali Business Campus, is a 147,475 square-foot office building and is 96.8 percent leased.

–

Regulus Group, LLC, a billing services provider, renewed its lease of 21,500 square feet at 365 West Passaic Street in Rochelle Park, New Jersey for three years. The 212,578 square-foot office building is 94.8 percent leased.

IN CENTRAL NEW JERSEY:

–

RadPharm, Inc., a provider of medical imaging and review services, signed a new five-year lease for 43,486 square feet at Princeton Overlook in Princeton, New Jersey. Princeton Overlook is a 149,600 square-foot office building located at 100 Overlook Center, and is fully leased.

IN WESTCHESTER COUNTY, NEW YORK:

–

CSC Holdings, Inc., the parent company of telecommunications and entertainment provider Cablevision Systems, signed a renewal of 38,900 square feet for six years at 6 Executive Plaza in Yonkers, New York. The 80,000 square-foot office/flex property, located in South Westchester Executive Park, is 100 percent leased.

–

Vie de France Yamazaki, Inc., the U.S. subsidiary of Yamazaki Banking Company, Ltd. of Tokyo, renewed 24,678 square feet at 525 Executive Boulevard in Elmsford, New York for five years. The 61,700 square-foot office/flex property is located in the Cross Westchester Executive Park and is 83.6 percent leased.

–

Fabrication Enterprises, Inc., a supplier of physical and occupational therapy products, expanded by 20,717 square feet at 250 Clearbrook Road in Elmsford, New York for a term of seven years and one month. 250 Clearbrook Road is a 155,000 square-foot office/flex building in the Cross Westchester Executive Park and is 97.3 percent leased.

IN FAIRFIELD COUNTY, CT:

–

Fujifilm Medical Systems, USA, Inc. signed a five-year renewal of its lease for the entire 88,000 square-foot office/flex building located at 419 West Avenue at Stamford Executive Park in Stamford, Connecticut.

–

The William Carter Company, designers and manufacturers of children’s clothing, signed a transaction totaling 41,033 square feet at 1000 Bridgeport Avenue in Shelton, Connecticut. The transaction represents a one-year renewal of 33,007 square feet and 18-month expansion of 8,026 square feet. 1000 Bridgeport Avenue is a 133,000 square-foot office building and is 88.1 percent leased.

IN SUBURBAN PHILADELPHIA:

–

Computer Sciences Corporation, a global information technology company, renewed leases for two entire office buildings at Expressway Corporate Center in Egg Harbor Township, New Jersey. The leases, which carry five-year terms, are for 41,600 square feet at 100 Decadon Drive and 41,250 square feet at 200 Decadon Drive.

–

The Commonwealth of Pennsylvania, Office of Attorney General, signed a new 10-year and six-month lease for 32,933 square feet at 1000 Madison Avenue in Lower Providence, Pennsylvania. The 100,700 square-foot office building is 68.7 percent leased.

IN WASHINGTON, DC:

–

Public relations firm Qorvis Communications, LLC signed a new 11-year and four-month lease for 31,077 square feet at 1201 Connecticut Avenue, N.W. in Washington, DC. The 169,549 square-foot office building is 100 percent leased.

IN OTHER MARKETS:

–

Macrovision Corporation, a developer of software security applications, signed a new seven-year lease for 19,622 square feet at 795 Folsom Street in San Francisco, California. 795 Folsom is a 183,445 square-foot office building and is 96.0 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2006 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.06.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the third quarter and full year 2006, as follows:

Third Quarter		Full Year
2006 Range		2006 Range

Net income available to common shareholders	$0.25 - $0.27	$1.42 - $1.52
Deduct: Discontinued Operations - realized (gains) losses, net of minority interest	--	(0.06)
Add: Real estate-related depreciation and amortization	0.59	2.29

Funds from operations available to common shareholders	$0.84 - $0.86	$3.65 - $3.75

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, August 3, 2006 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1360982

The live conference call is also accessible by calling (347) 284-6930 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on August 3, 2006 through August 10, 2006.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4769582.

Copies of Mack-Cali’s 2006 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2006 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.06.pdf

Second Quarter 2006 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.06.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 320 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 35.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,600 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	June 30,
Revenues	2006	2005

Base rents	$ 143,884	$ 136,141
Escalations and recoveries from tenants	25,248	20,647
Construction services	11,862	--
Payroll reimbursements	4,610	--
Real estate services	4,312	601
Other income	4,409	4,962

Total revenues	194,325	162,351

Expenses

Real estate taxes	22,544	20,380
Utilities	14,238	12,346
Operating services	23,953	22,440
Direct construction costs	11,354	--
Real estate services salaries, wages and other costs	5,360	--
General and administrative	11,957	8,306
Depreciation and amortization	42,610	38,298

Total expenses	132,016	101,770

Operating Income	62,309	60,581

Other (Expense) Income

Interest expense	(33,382)	(30,363)
Interest and other investment income	399	121
Equity in earnings (loss) of unconsolidated joint ventures	(846)	542
Minority interest in consolidated joint ventures	30	--

Total other (expense) income	(33,799)	(29,700)

Income from continuing operations before
Minority interest in Operating Partnership	28,510	30,881

Minority interest in Operating Partnership	(5,619)	(5,591)

Income from continuing operations	22,891	25,290
Discontinued operations (net of minority interest):
Income from discontinued operations	322	1,479
Realized gains (losses) and unrealized losses on disposition of rental property, net	3,921	9,771

Total discontinued operations, net	4,243	11,250

Net income	27,134	36,540
Preferred stock dividends	(500)	(500)

Net income available to common shareholders	$ 26,634	$ 36,040

PER SHARE DATA:

Basic earnings per common share	$ 0.43	$ 0.59
Diluted earnings per common share	$ 0.43	$ 0.58

Dividends declared per common share	$ 0.63	$ 0.63

Basic weighted average shares outstanding	62,182	61,393

Diluted weighted average shares outstanding	78,067	75,649

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Six Months Ended
	June 30,
Revenues	2006	2005

Base rents	$ 281,866	$ 268,284
Escalations and recoveries from tenants	48,022	38,931
Construction services	11,862	--
Payroll reimbursements	4,610	--
Real estate services	4,940	1,217
Other income	6,362	6,107

Total revenues	357,662	314,539

Expenses

Real estate taxes	44,610	39,404
Utilities	29,681	24,242
Operating services	46,293	43,684
Direct construction costs	11,354	--
Real estate services salaries, wages and other costs	5,360	--
General and administrative	20,916	15,724
Depreciation and amortization	82,093	73,908

Total expenses	240,307	196,962

Operating Income	117,355	117,577

Other (Expense) Income

Interest expense	(64,805)	(58,761)
Interest and other investment income	1,845	185
Equity in earnings (loss) of unconsolidated joint ventures	(599)	230
Minority interest in consolidated joint ventures	30	(74)
Gain on sale of investment in marketable securities	15,060	--
Gain on sale of investment in unconsolidated joint ventures	--	35

Total other (expense) income	(48,469)	(58,385)

Income from continuing operations before
Minority interest in Operating Partnership	68,886	59,192

Minority interest in Operating Partnership	(13,106)	(12,147)

Income from continuing operations	55,780	47,045
Discontinued operations (net of minority interest):
Income from discontinued operations	530	3,465
Realized gains (losses) and unrealized losses on disposition of rental property, net	3,921	8,973

Total discontinued operations, net	4,451	12,438

Net income	60,231	59,483
Preferred stock dividends	(1,000)	(1,000)

Net income available to common shareholders	$ 59,231	$ 58,483

PER SHARE DATA:

Basic earnings per common share	$ 0.95	$ 0.95
Diluted earnings per common share	$ 0.95	$ 0.95

Dividends declared per common share	$ 1.26	$ 1.26

Basic weighted average shares outstanding	62,085	61,289

Diluted weighted average shares outstanding	77,359	72,478

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	June 30,
	2006	2005

Net income available to common shareholders	$ 26,634	$ 36,040
Add: Minority interest in Operating Partnership	5,619	5,591
Minority interest in discontinued operations	1,063	2,538
Real estate-related depreciation and amortization on continuing operations (1)	45,987	39,008
Real estate-related depreciation and amortization on discontinued operations	21	242
Add: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(4,905)	(11,975)

Funds from operations available to common shareholders (2)	$ 74,419	$ 71,444

Diluted weighted average shares/units outstanding (3)	78,067	75,649

Funds from operations per share/unit – diluted	$ 0.95	$ 0.94

Dividends declared per common share	$ 0.63	$ 0.63

Dividend payout ratio:
Funds from operations-diluted	66.09%	66.71%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 2,436	$ 1,450
Tenant improvements and leasing commissions	$ 18,706	$ 10,440
Straight-line rent adjustments (4)	$ 6,208	$ 3,345
Amortization of (above)/below market lease intangibles, net	$ 361	$ 976

(1) Includes the Company’s share from unconsolidated joint ventures of $3,518 and $867 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (15,599 shares in 2006 and 13,846 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $932 and $43 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Six Months Ended
	June 30,
	2006	2005

Net income available to common shareholders	$ 59,231	$ 58,483
Add: Minority interest in Operating Partnership	13,106	12,147
Minority interest in discontinued operations	1,111	2,688
Real estate-related depreciation and amortization on continuing operations (1)	86,461	75,480
Real estate-related depreciation and amortization on discontinued operations	181	832
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(35)
Add: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(4,905)	(11,078)

Funds from operations available to common shareholders (2)	$ 155,185	$ 138,517

Diluted weighted average shares/units outstanding (3)	77,359	75,564

Funds from operations per share/unit – diluted	$ 2.00	$ 1.83

Dividends declared per common share	$ 1.26	$ 1.26

Dividend payout ratio:
Funds from operations-diluted	62.81%	68.74%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 4,391	$ 2,564
Tenant improvements and leasing commissions	$ 30,676	$ 20,703
Straight-line rent adjustments (4)	$ 12,601	$ 6,634
Amortization of (above)/below market lease intangibles, net	$ 1,025	$ 1,533

(1) Includes the Company’s share from unconsolidated joint ventures of $4,657 and $1,890 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,968 shares in 2006 and 10,752 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $1,141 and $90 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	June 30,
	2006	2005

Net income available to common shareholders	$ 0.43	$ 0.58
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.59	0.52
Real estate-related depreciation and amortization on discontinued operations	--	--
Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.06)	(0.16)
Minority interest/rounding adjustment	(0.01)	--

Funds from operations available to common shareholders (2)	$ 0.95	$ 0.94

Diluted weighted average shares/units outstanding (3)	78,067	75,649

(1) Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.01 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (15,599 shares in 2006 and 13,846 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Six Months Ended
	June 30,
	2006	2005

Net income available to common shareholders	$ 0.95	$ 0.95
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.12	1.00
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.06)	(0.15)
Minority interest/rounding adjustment	(0.01)	0.02

Funds from operations available to common shareholders (2)	$ 2.00	$ 1.83

Diluted weighted average shares/units outstanding (3)	77,359	75,564

(1) Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.03 for 2006 and 2005, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,968 shares in 2006 and 10,752 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	June 30,	December 31,
	2006	2005

ASSETS:
Rental property
Land and leasehold interests	$ 697,029	$ 637,653
Buildings and improvements	3,742,413	3,539,003
Tenant improvements	345,207	307,664
Furniture, fixtures and equipment	7,620	7,432

	4,792,269	4,491,752
Less-accumulated deprec. & amort.	(779,587)	(722,980)

Net investment in rental property	4,012,682	3,768,772
Cash and cash equivalents	20,417	60,397
Marketable securities available for sale at fair value	--	50,847
Investments in unconsolidated joint ventures	197,923	62,138
Unbilled rents receivable, net	104,027	92,692
Deferred charges and other assets, net	245,343	197,634
Restricted cash	16,341	9,221
Accounts receivable, net	25,689	5,801

Total assets	$ 4,622,422	$ 4,247,502

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$ 1,630,950	$ 1,430,509
Revolving credit facility	317,000	227,000
Mortgages, loans payable and other obligations	419,659	468,672
Dividends and distributions payable	49,612	48,178
Accounts payable, accrued expenses and other liabilities	121,964	85,481
Rents received in advance and security deposits	50,598	47,685
Accrued interest payable	36,283	27,871

Total liabilities	2,626,066	2,335,396

Minority interests:
Operating Partnership	489,592	400,819
Consolidated joint ventures	2,169	--

Total minority interests	491,761	400,819

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
62,360,388 and 62,019,646 shares outstanding	623	620
Additional paid-in capital	1,687,871	1,682,141
Unamortized stock compensation	--	(6,105)
Dividends in excess of net earnings	(208,899)	(189,579)
Accumulated other comprehensive loss	--	(790)

Total stockholders’ equity	1,504,595	1,511,287

Total liabilities and stockholders’ equity	$ 4,622,422	$ 4,247,502